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                                                                    EXHIBIT 99.1



                                                                   PRESS RELEASE


                                       Contact:                 T. Scott O'Keefe
                                                        Sr. Vice President & CFO
                                                                  (281) 243-3000
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                                NYSE SYMBOL: MRL

         MARINE DRILLING COMPANIES, INC. DISCLOSES WELL-CONTROL INCIDENT

SUGAR LAND, TEXAS, JULY 13, 2001--Marine Drilling Companies, Inc. (NYSE: MRL) today reported that its MARINE 4 jack-up rig had a well control incident at Brazos Block #417 at approximately 4:15 a.m. CDT this morning. The rig has been evacuated. At present 39 of the 40 people onboard the rig have been accounted for, and the family of the missing man has been notified. The well control incident occurred this morning while drilling a natural gas well for Applied Drilling Technology, Inc. a subsidiary of Global Marine Inc. (NYSE: GLM). To our knowledge no ignition of escaping gas has occurred, and we are unable to board the rig to assess any damage to the rig at this time. The Company's Emergency Management Team has been deployed, the U. S. Coast Guard and Minerals Management Services have been notified and steps are presently underway with well control specialists to gain control of the well.

Marine Drilling Companies, Inc. is an offshore drilling contractor with a fleet of 17 offshore drilling rigs and one jack-up rig currently configured as an accommodation unit. The drilling rig fleet, operating in the U.S. Gulf of Mexico and selected international markets, consists of 15 jackups and two deep-water semi-submersibles.

         This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities or events the company believes will or may occur in the future are forward-looking statements. Such statements are subject to a number of uncertainties that are discussed in the company's most recent Forms 10-K and 10-Q. Investors are cautioned that actual results may differ materially from those projected in the forward-looking statements.

          For online information about Marine Drilling Companies, Inc.

                              visit www.mardril.com

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